Exhibit - 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. § 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of KVH Industries, Inc. (the “Company”) for the quarter ended September 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned President, Chief Executive Officer and Chairman of the Board certifies, to his best knowledge and belief, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 7, 2012

/s/ Martin A. Kits van Heyningen
Martin A. Kits van Heyningen
President, Chief Executive Officer and Chairman of the Board